UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2023

Home Plate Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-40844	86-2858172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1314 New York, NY	10028
(Address of Principal Executive Offices)	(Zip Code)

(917) 703-2312
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	HPLTU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	HPLT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HPLTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On March 31, 2023, Home Plate Acquisition Corporation filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission. This Amendment No. 1 to the Original Form 8-K amends and restates the Original Form 8-K in its entirety and corrects the following typographical errors: (1) the aggregate amount that will be withdrawn from the Trust Account to pay redeeming holders and (2) the redemption price per share. All other information in the Original Form 8-K remains unchanged.

Item 1.01	Entry into a Material Definitive Agreement

Amendment No. 1 to the Investment Management Trust Agreement
As approved by its stockholders at the special meeting of stockholders held on March 30, 2023 (the “Special Meeting”), Home Plate Acquisition Corporation, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company entered into Amendment No. 1 (the “IMTA Amendment”) to the Investment Management Trust Agreement, dated as of September 29, 2021 (the “IMTA”).  The IMTA Amendment amends the IMTA allowing the Company to extend the period of time the Company must consummate a Business Combination (as defined in the IMTA) pursuant to the IMTA from April 4, 2023 to October 4, 2023.
The foregoing description of the IMTA Amendment is qualified in its entirety by reference to the IMTA Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.03	Amendments to Articles of Incorporation or Bylaws

As approved by its stockholders at the Special Meeting, the Company filed an amendment (the “Extension Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “A&R Charter”) with the Secretary of State of the State of Delaware.  The Extension Amendment (i) extends the date by which the Company must consummate its initial business combination from April 4, 2023 to October 4, 2023 and (ii) provides holders of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) the right to convert any and all of their Class B Common Stock into the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock” and, together with the Class B Common Stock, the “Common Stock”) on a one-for-one basis prior to the closing of a business combination at the election of the holder.
The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated herein by reference.
Item 5.07	Submission of Matters to a Vote of Security Holders

On March 30, 2023, the Company convened the Special Meeting.  As of the close of business on March 6, 2023, the record date for the Special Meeting, there were an aggregate of 25,000,000 shares of Common Stock outstanding (consisting of 20,000,000 shares of Class A Common Stock and 5,000,000 shares of the Company’s Class B Common Stock), each of which was entitled to one vote with respect to the Extension Amendment Proposal, the Trust Amendment Proposal and the Founder Share Amendment Proposal (each as defined below).  A total of 19,338,174 shares of Common Stock, representing approximately 77.35% of the outstanding shares of Common Stock entitled to vote at the Special Meeting, were present in person or by proxy, constituting a quorum.  The proposals listed below are described in more detail in the Company’s definitive proxy statement, which was filed with the Securities and Exchange Commission on March 13, 2023.  The stockholders of the Company voted on proposals to amend the A&R Charter to extend the date by which the Company must consummate a business combination (the “Extension Amendment Proposal”) and to provide holders of Class B Common Stock the right to convert their Class B Common Stock into Class A Common Stock prior to the closing of a business combination (the “Founder Share Amendment Proposal”) and to amend the IMTA to extend the date by which the Company must consummate a business combination (the “Trust Amendment Proposal”).  A summary of the voting results at the Special Meeting is set forth below:

The Extension Amendment Proposal – To approve and amend the A&R Charter to extend the date by which the Company must consummate a business combination from April 4, 2023 to October 4, 2023.

For	Against	Abstain
18,879,171	459,003	0

The Founder Share Amendment Proposal – To approve and amend the A&R Charter to provide holders of Class B Common Stock the right to convert any and all of their Class B Common Stock into Class A Common Stock on a one-for-one basis prior to the closing of a business combination at the election of the holder.

For	Against	Abstain
18,878,168	459,003	1,003

The Trust Amendment Proposal – To approve and amend the IMTA allowing the Company to extend the period of time required to consummate a business combination from April 4, 2023 to October 4, 2023.

For	Against	Abstain
18,879,171	459,003	0

Stockholders holding 17,727,065 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account.  As a result, approximately $180,577,599 (approximately $10.19 per share) will be withdrawn from the Trust Account to pay such redeeming holders.
Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Amended and Restated Certificate of Incorporation of the Company.
10.1	Amendment No. 1 to the Investment Management Trust Agreement, dated March 30, 2023, entered into between the Company and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home Plate Acquisition Corporation

Date: April 11, 2023	By:	/s/ Daniel Ciporin
	Name:	Daniel Ciporin
	Title:	Chief Executive Officer